Quaker Houghton First Quarter 2023 Results Investor Conference Call

Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (“GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and helps investors to evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the first quarter and full year earnings news release, dated May 4, 2023, which has been furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K. Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic, the Russia and Ukraine conflict, bank failures, higher interest rate environment, inflation and global supply chain constraints on the Company’s business, results of operations, and financial condition, our expectations that we will maintain sufficient liquidity, remain in compliance with the terms of the Company’s credit facility, expectations about future demand and raw material costs, and statements regarding the impact of increased raw material costs and pricing initiatives, on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of acquisitions, the impacts on our business as a result of the COVID-19 pandemic and global supply chain constraints, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, as well as inflationary pressures, including the potential for continued significant increases in raw material costs, supply chain disruptions, customer financial instability, rising interest rates and the potential of economic recession, worldwide economic and political disruptions including the impacts of the military conflict between Russia and Ukraine, the economic and other sanctions imposed by other nations on Russia, suspensions of activities in Russia by many multinational companies and the potential expansion of military activity, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward- looking statements included in this presentation, including expectations about business conditions during 2023 and future periods, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. ©2023 Quaker Houghton. All Rights Reserved 2 Forward-Looking Statements

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net income attributable to Quaker Houghton, EBITDA, adjusted EBITDA, and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader’s understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company’s operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP. In addition, our definitions of EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per diluted share, as discussed and reconciled below to the most comparable respective GAAP measures, may not be comparable to similarly-named measures reported by other companies. The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis. Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net (loss) income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the “two-class share method.” The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis. In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton’s past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc or for any of its other acquisitions based on materiality. Pro forma results for the year ended December 31, 2019 include five months of Houghton’s operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker’s historical results, while Houghton reflects its stand-alone results. As it relates to 2023 projected adjusted EBITDA growth for the Company, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period. The following charts should be read in conjunction with the Company’s first quarter earnings news release dated May 4, 2023, which has been furnished to the Securities and Exchange Commission on Form 8-K, the Company’s Annual Report for the year ended December 31, 2022, and the Company’s 10-Q for the period ended March 31, 2023. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations. ©2023 Quaker Houghton. All Rights Reserved 3 Non-GAAP and Pro Forma Measures

Andy Tometich Chief Executive Officer & President Shane W. Hostetter Executive Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary David A. Will Vice President & Chief Accounting Officer Jeffrey Schnell Vice President, Investor Relations ©2023 Quaker Houghton. All Rights Reserved 4 Speakers

©2023 Quaker Houghton. All Rights Reserved 5 Q1’23 Highlights 1 Total gross debt, net of cash and cash equivalents divided by trailing twelve months adjusted EBITDA Record net sales in Q1’23 of $500m, an increase of 5% Y/Y, driven by strong price capture Delivered $79m of adj. EBITDA, primarily due to the ongoing recovery in margins across all segments Generated operating cash flow of $38m; leverage declined to 2.7x net debt / adjusted EBTIDA1 Advancing our growth strategy to deliver long-term value for all stakeholders Expect to deliver earnings growth and improved operating cash flow in 2023 Released our 2022 sustainability report highlighting significant progress towards our 2030 goals

©2023 Quaker Houghton. All Rights Reserved 6 Financial Snapshot (Unaudited; Dollars in thousands, unless otherwise noted) (1) Certain amounts may not calculate due to rounding Q1 2023 Q1 2022 Variance(1) Q4 2022 Variance(1) GAAP Net sales $ 500.1 $ 474.2 $ 26.0 5% $ 484.8 $ 15.3 3% Gross profit 173.5 146.1 27.4 19% 156.3 17.2 11% Gross margin (%) 35% 31% 4% 13% 32% 3% 8% Operating income 49.9 29.4 20.5 70% (53.6) 103.5 (193%) Net income 29.5 19.8 9.7 49% (76.0) 105.5 (139%) Earnings per diluted share 1.64 1.11 0.53 48% (4.24) 5.88 (139%) Non-GAAP Non-GAAP operating income $ 56.3 $ 39.2 $ 17.1 44% $ 49.0 $ 7.3 15% Non-GAAP operating margin (%) 11% 8% 3% 36% 10% 1% 13% Adjusted EBITDA 78.8 60.4 18.3 30% 67.9 10.9 16% Adjusted EBITDA margin (%) 16% 13% 3% 24% 14% 2% 13% Non-GAAP earnings per diluted share 1.89 1.42 0.47 33% 1.39 0.50 36%

Sales volumes declined compared to Q1’22 due to softer end market conditions Sales volumes increased compared to Q4’22 due to growth in EMEA and Americas Total Company Volume Trend (kilograms, in thousands) 7 ©2023 Quaker Houghton. All Rights Reserved Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 — 22,500 45,000 67,500 90,000 112,500 135,000

©2023 Quaker Houghton. All Rights Reserved 8 Adjusted EBITDA1 (dollars in millions) Generated $79m of adjusted EBITDA in Q1’23, +30% Y/Y due to an increase in net sales and a recovery in gross margins 1 Periods presented prior to the Combination, on August 1, 2019, are pro forma results $215 $221 $236 $234 $222 $274 $257 $275 2016 2017 2018 2019 2020 2021 2022 Q1'23 LTM $60 $79 Q1 2022 Q1 2023

• Total debt of $943 million • Cash and cash equivalents of $190 million • Net debt of $753 million • Leverage of 2.7x as of March 31, 20231 • Operating well within bank covenants ◦ Bank leverage of 2.5x as of March 31, 20232 ◦ Maximum permitted leverage of 4.0x2 • Healthy balance sheet and ample liquidity ◦ No significant maturities until June 2027 as we successfully amended our credit facility in 2Q’22 ◦ Q1’23 cost of debt on credit facility was ~5.8% Leverage and Liquidity Update 9 ©2023 Quaker Houghton. All Rights Reserved 1 Leverage ratio defined as net debt divided by trailing twelve month adjusted EBITDA 2 Defined as net debt divided by trailing twelve month adjusted EBITDA, as calculated under the terms of the credit agreement $799 $741 $717 $750 $759 $759 $736 $765 $787 $815 $774 $753 Jun-20 3.4x Sep-20 3.7x Dec-20 3.4x Mar-21 3.2x Jun-21 3.1x Sep-21 2.7x Dec-21 2.7x Mar-22 3.0x Jun-22 3.2x Sep-22 3.3x Dec-22 3.0x Mar-23 2.7x Net Debt and Leverage Ratio1 (Dollars in Millions)

Appendix Actual and Non-GAAP Results

©2023 Quaker Houghton. All Rights Reserved 11 Non-GAAP Operating Reconciliation (Unaudited; Dollars in thousands, unless otherwise noted) Three Months Ended March 31, Non-GAAP Operating Income and Margin Reconciliations: 2023 2022 Operating income $ 49,929 $ 29,403 Combination, integration and other acquisition-related expenses — 4,053 Restructuring and related charges, net 3,972 820 Strategic planning expenses 2,087 3,088 Russia-Ukraine conflict related expenses — 1,166 Other charges 305 631 Non-GAAP operating income $ 56,293 $ 39,161 Non-GAAP operating margin (%) 11.3% 8.3%

©2023 Quaker Houghton. All Rights Reserved 12 Adjusted EBITDA & Non-GAAP Net Income Reconciliation (Unaudited; Dollars in thousands, unless otherwise noted) EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Non-GAAP Net Income Reconciliations: Three Months Ended March 31, 2023 2022 Net income attributable to Quaker Chemical Corporation $ 29,534 $ 19,816 Depreciation and amortization 20,510 20,727 Interest expense, net 13,242 5,345 Taxes on income before equity in net income of associated companies 9,533 2,866 EBITDA 72,819 48,754 Equity (income) loss in a captive insurance company (422) 244 Combination, integration and other acquisition-related expenses — 6,032 Restructuring and related charges, net 3,972 820 Strategic planning expenses 2,087 3,088 Russia-Ukraine conflict related expenses — 1,166 Other charges 335 340 Adjusted EBITDA $ 78,791 $ 60,444 Adjusted EBITDA margin (%) 15.8% 12.7 % Adjusted EBITDA $ 78,791 $ 60,444 Less: Depreciation and amortization - adjusted 20,510 20,727 Less: Interest expense, net 13,242 5,345 Less: Taxes on income before equity in net income of associated companies - adjusted 11,047 8,902 Non-GAAP net income $ 33,992 $ 25,470

©2023 Quaker Houghton. All Rights Reserved 13 Non-GAAP EPS Reconciliation Three Months Ended March 31, Non-GAAP Earnings per Diluted Share Reconciliations: 2023 2022 GAAP earnings per diluted share attributable to Quaker Chemical Corporation common shareholders $ 1.64 $ 1.11 Equity (income) loss in a captive insurance company per diluted share (0.02) 0.01 Combination, integration and other acquisition-related expenses per diluted share — 0.25 Restructuring and related charges, net per diluted share 0.17 0.03 Strategic planning expenses per diluted share 0.10 0.14 Russia-Ukraine conflict related expenses per diluted share — 0.06 Other charges per diluted share 0.01 0.01 Impact of certain discrete tax items per diluted share (0.01) (0.19) Non-GAAP earnings per diluted share $ 1.89 $ 1.42

©2023 Quaker Houghton. All Rights Reserved 14 Segment Performance (Unaudited; Dollars in thousands, except per share amounts) Three Months Ended March 31, 2023 2022 Net sales Americas $ 251,413 $ 212,091 EMEA 152,449 146,819 Asia/Pacific 96,286 115,261 Total net sales $ 500,148 $ 474,171 Segment operating earnings Americas $ 66,125 $ 45,022 EMEA 27,571 23,247 Asia/Pacific 27,652 24,501 Total segment operating earnings 121,348 92,770 Combination, integration and other acquisition-related expenses — (4,053) Restructuring and related charges, net (3,972) (820) Non-operating and administrative expenses (51,771) (43,305) Depreciation of corporate assets and amortization (15,676) (15,189) Operating income 49,929 29,403 Other expense, net (2,239) (2,206) Interest expense, net (13,242) (5,345) Income before taxes and equity in net income of associated companies $ 34,448 $ 21,852

Historical Segment Results[1]

(Unaudited; Dollars in thousands)

Net Sales

Segment	Quarterly												Annual		
Segment	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	FY'20	FY'21	FY'22
Americas	$ 172,635	$ 115,230	$ 159,279	$ 159,899	$ 180,814	$ 186,641	$ 197,396	$ 197,361	$ 212,091	$ 235,959	$ 254,679	$ 243,787	$ 607,043	$ 762,212	$ 946,516
EMEA	123,244	93,855	112,705	126,135	141,111	145,968	142,328	134,720	146,819	145,535	134,386	135,768	455,939	564,127	562,508
Asia/Pacific	82,682	76,955	95,240	99,818	107,858	102,653	109,348	114,960	115,261	111,044	103,154	105,102	354,695	434,819	434,561
Total	$ 378,561	$ 286,040	$ 367,224	$ 385,852	$ 429,783	$ 435,262	$ 449,072	$ 447,041	$ 474,171	$ 492,538	$ 492,219	$ 484,657	$1,417,677	$1,761,158	$1,943,585

Segment Operating Earnings

Segment	Quarterly												Annual		
Segment	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	FY'20	FY'21	FY'22
Americas	$ 41,252	$ 19,678	$ 43,840	$ 37,100	$ 44,654	$ 47,715	$ 43,364	$ 40,519	$ 45,022	$ 52,251	$ 66,809	$ 59,548	$ 141,870	$ 176,252	$ 223,630
EMEA	24,339	15,412	22,907	29,834	32,654	30,572	25,790	21,965	23,247	20,076	15,479	17,562	92,492	110,981	76,364
Asia/Pacific	22,299	21,319	30,557	26,022	31,065	26,272	26,281	25,615	24,501	24,922	26,723	29,696	100,197	109,233	105,842
Total	$ 87,890	$ 56,409	$ 97,304	$ 92,956	$ 108,373	$ 104,559	$ 95,435	$ 88,099	$ 92,770	$ 97,249	$ 109,011	$ 106,806	$ 334,559	$ 396,466	$ 405,836

Quaker Houghton. Forward Together

[1] During Q1'23, the Company reorganized its executive management team to align with its new business structure, which includes three reportable segments: (i) Americas; (ii) EMEA; and (iii) Asia/Pacific. Prior period information shown above has been recast to align with the Company's business structure as of January 1, 2023. The Company's reconciliation of total segment operating earnings to Income before taxes and equity in net income of associated companies was not materially impacted by this change.

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©2023 Quaker Houghton. All Rights Reserved

Appendix Pro Forma Results

©2023 Quaker Houghton. All Rights Reserved 17 Full Year 2019 Pro Forma Reconciliation (dollars in millions) 2019 Quaker Houghton Divestitures Other (a) Pro Forma* Net Sales $ 1,134 $ 475 $ (34) $ (13) $ 1,562 Net Income (Loss) Attributable to Quaker Houghton $ 32 $ (3) $ (6) $ 10 $ 33 Depreciation and Amortization 45 31 — 3 77 Interest Expense, Net 17 33 (15) 35 Taxes on Income (b) 2 (1) (2) 3 2 EBITDA* 96 60 (8) 1 148 Combination, integration and other acquisition related expenses 35 44 — — 80 Gain on the sale of divseted assets — (35) — — (35) Fair value step up of inventory sold 12 — — — 12 Restructuring and related charges 27 — — — 27 Other addbacks (c) 3 — — — 3 Adjusted EBITDA* $ 173 $ 68 $ (8) $ 1 $ 234 Adjusted EBITDA Margin* (%) 15% 14% 24% (4) % 15% * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton (a) Other includes: (i) additional depreciation and amortization expense based on initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite- lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company. (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts of hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non- income tax and VAT charges.

18 ©2023 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) 2018 Quaker Houghton Divestitures Other (a) Pro Forma* Net Sales $ 868 $ 861 $ (53) $ (22) $ 1,655 Net Income (Loss) Attributable to Quaker Houghton 59 — (9) 17 66 Depreciation and Amortization 20 54 — 5 79 Interest Expense, Net 4 56 — (25) 35 Taxes on Income (b) 25 3 (3) 5 30 EBITDA* 108 113 (12) 1 210 Combination, integration and other acquisition related expenses 16 7 — — 23 Other addbacks (c) 1 2 — — 3 Adjusted EBITDA* $ 126 $ 121 $ (12) $ 1 $ 236 Adjusted EBITDA Margin* (%) 14% 14% 23% (4) % 14% * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton (a) Other includes: (i) additional depreciation and amortization expense based on initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite- lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company. (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts of hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non- income tax and VAT charges.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	—	5	80
Interest Expense, Net	1	51	—	(16)	36
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	—	175
Equity income in a captive insurance company	(3)	—	—	—	(3)
Combination, integration and other acquisition related expenses	30	10	—	—	40
Pension and Postretirement benefit costs, non-service components	4	(1)	—	—	4
Cost reduction activities	—	2	—	—	2
Loss on disposal of helf-for-sale asset	—	—	—	—	—
Insurance insolvency recovery	(1)	—	—	—	(1)
Affiliate management fees	—	2	—	—	2
Non-income tax settlement expense	—	1	—	—	1
Other addbacks (c)	—	—	—	—	—
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ —	$ 221
Adjusted EBITDA Margin* (%)	14 %	15 %	20 %	— %	14 %

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

Quaker Houghton
Forward Together

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©2023 Quaker Houghton. All Rights Reserved

Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	—	5	80
Interest Expense, Net	1	51	—	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	—	158
Equity income in a captive insurance company	(2)	—	—	—	(2)
Combination, integration and other acquisition related expenses	2	3	—	—	5
Pension and Postretirement benefit costs, non-service components	2	(1)	—	—	1
Cost reduction activities	—	4	—	—	4
Impairment of goodwill and intangible assets	—	41	—	—	41
Full-year impact of Wallover acquisition	—	3	—	—	3
Affiliate management fees	—	2	—	—	2
Non-income tax settlement expense	—	2	—	—	2
Other addbacks (c)	—	1	—	—	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ —	$ 215
Adjusted EBITDA Margin* (%)	14 %	16 %	22 %	— %	15 %

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include charges related to a legal settlement, inventory fair value step up adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

Quaker Houghton
Forward Together

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©2023 Quaker Houghton. All Rights Reserved